Exhibit 99.1

FLEET STATUS REPORT AS OF MARCH 10, 2011

					Dayrate	Estimated[1]
Rig Name	Rig Type	Location	Status	Client	($US)	Days	Completion	Comments[1]
U.S. MARKETED (7)
SEAHAWK 3000	300'MC	US GOM	Contracted	Arena	$60,000	120	7-Jul-2011
SEAHAWK 2602	250'MC	US GOM	Contracted	Arena	$42,000	43	21-Apr-2011	Plus 2 option wells at $42K
SEAHAWK 2601	250'MC	US GOM	Contracted	Chevron	$55,425	157	13-Aug-2011	Dayrate includes cost adjustments for extra personnel requirements
SEAHAWK 2600	250'MC	US GOM	Contracted	Tarpon	$40,000	23	1-Apr-2011
				LLOG	$46,000	25	26-Apr-2011
SEAHAWK 2007	200'MC	US GOM	Contracted	Great GulfCan	$35,000	12	21-Mar-2011
				Castex	$36,000	70	30-May-2011
SEAHAWK 2004	200'MC	US GOM	Contracted	Walter Oil & Gas	$35,000	14	23-Mar-2011
				Walter Oil & Gas		60	22-May-2011	Permit pending; rate to be mutually agreed
SEAHAWK 2001	200'MC	US GOM	Contracted	ENI	$32,000	21	30-Mar-2011	Plus 2 option wells at mutually agreed rates
			Contracted	Great GulfCan	$37,500	90	28-Jun-2011	Plus three 90-day options at mutually agreed rates
U.S. COLD STACKED (13)
SEAHAWK 2500	250'MS	US GOM	Cold Stacked
SEAHAWK 2501	250'MS	US GOM	Cold Stacked
SEAHAWK 2502	250'MS	US GOM	Cold Stacked
SEAHAWK 2505	250'MS	US GOM	Cold Stacked
SEAHAWK 2504	250'MS	US GOM	Cold Stacked
SEAHAWK 2003	200'MC	US GOM	Cold Stacked
SEAHAWK 2006	200'MC	US GOM	Cold Stacked
SEAHAWK 2503	250'MS	US GOM	Cold Stacked
SEAHAWK 2005	200'MC	US GOM	Cold Stacked
SEAHAWK 2008	200'MC	US GOM	Cold Stacked
SEAHAWK 2002	200'MC	US GOM	Cold Stacked
SEAHAWK 2000	200'MC	US GOM	Cold Stacked
SEAHAWK 800	80'MC	US GOM	Cold Stacked
Changes from previous Fleet Status Report denoted in bold
[1] The number of days to complete the program are estimated for U.S. well-to-well contracts. The actual number of days contracted may vary from this estimate.